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                                                                     EXHIBIT 2.2

                            AMENDMENT NO. 1 OF THE
                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

          THIS AMENDMENT NO. 1 OF THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Amendment") is entered into as of September 30, 2001, by and
                 ---------
among NETOPIA, INC., a Delaware corporation ("Parent"), AMAZON MERGER
                                              ------
CORPORATION, a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), CAYMAN SYSTEMS, INC., a Massachusetts corporation (the
------------
"Company"), the holders of a Note Majority (as defined below) and Richard
 -------
Burnes, an individual residing in Massachusetts, as Securityholders' Representative. Capitalized terms not otherwise defined in this Amendment have the meaning given them in the Agreement and Plan of Merger and Reorganization, dated as of September 19, 2001, by and among Parent, Merger Sub, the Company, certain Company Note Holders and the Securityholders' Representative (the "Merger Agreement").
-----------------

                                   RECITALS

          A. Pursuant to Section 8.03 of the Merger Agreement, the Merger Agreement may be amended at any time prior to the Effective Time by an instrument in writing signed by each of the parties thereto.

          B. Pursuant to Section 2.07 of the Merger Agreement, the Merger Agreement may be amended by the Company on behalf of the Company Note Holders party thereto without any further action by such Company Note Holders; provided, however, that any amendment which adversely affects such Company Note Holders shall require the written consent of the holders of a majority in principal amount of the outstanding Company Promissory Notes (a "Note Majority").
                                                       -------------

          C. Parent, Merger Sub, the Company, a Note Majority and the Securityholders' Representative desire to amend certain provisions of the Merger Agreement.

          NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, Parent, Merger Sub, the Company, a Note Majority and the Securityholders' Representative hereby agree as follows:

          1. Section 1.04(a) of the Merger Agreement is hereby amended such that, at the Effective Time, the Amended and Restated Articles of Organization of the Company as the Surviving Corporation shall be amended as set forth in the Articles of Merger, a copy of which is attached hereto as Exhibit A.
                                                          ---------

          2. Section 1.04(b) of the Merger Agreement is hereby amended such that, at the Effective Time, the Bylaws of the Company as the Surviving Corporation shall be in the form attached hereto as Exhibit B.
                                                    ---------

          3. Section 2.02(a) of the Merger Agreement is hereby amended in its entirety to read as follows:
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     No later than two (2) business days and no earlier than ten (10) business days prior to the Closing Date, the Company shall prepare a balance sheet dated as of October 1, 2001 (the "Closing Balance Sheet") and a calculation
                                       ---------------------
     of the estimated Excess Company Liabilities (as defined in Section 2.02(n)) and Company Expenses (as defined in Section 2.02(n)). The Aggregate Merger Consideration deliverable at the Closing shall be decreased by (i) the estimated Excess Company Liabilities, if any, and (ii) the estimated Company Expenses. The Closing Balance Sheet and the calculation of Excess Company Liabilities and Company Expenses (x) shall be prepared in accordance with U.S. GAAP (as defined in Section 3.08) applied on a consistent basis with those used in preparing the Audited, Unaudited and Interim Financial Statements (as defined in Section 3.08) and (y) shall include the same line items as the Reference Balance Sheet (as defined in Section 3.08).

          4. Section 2.02(b) of the Merger Agreement is hereby amended in its entirety to read as follows:

     As soon as practicable, but in no event later than sixty (60) days following the Closing, Parent shall prepare a calculation of Excess Company Liabilities and Company Expenses as of October 1, 2001 (the "Final
                                                                  -----
     Adjustment Calculations").
     -----------------------

          5. Section 2.02(n)(i) of the Merger Agreement is hereby amended in its entirety to read as follows:

     "Excess Company Liabilities" means the amount by which the sum of the
      --------------------------
     following exceeds five million five hundred thousand dollars ($5,500,000):

          (A) The Company's current liabilities as of October 1, 2001 as shown on the Closing Balance Sheet (excluding (1) any such liabilities related to
     (a) that certain Loan and Security Agreement dated as of February 22, 2001 by and between the Company and Silicon Valley Bank, as amended (the "SVB
                                                                          ---
     Facility"), (b) the Company Promissory Notes and (c) the severance
     --------
     obligations of the Company referred to in Section 2.02(n)(i)(C) below, (2) anything included in the definition of Company Expenses in Section 2.02(n)(ii) below, (3) any adjustments to the Company's reported liabilities made based upon consultation with, and with the concurrence of, Parent's auditors and financial personnel and (4) any such liabilities that could have otherwise been satisfied using amounts available under the SVB Facility (without any change to or waiver of the eligible receivables percentage or any other debt eligibility formula in effect as of September 19, 2001) prior to the Closing);

          (B) Any other liabilities of the Company as of October 1, 2001 not reflected on the Closing Balance Sheet, such as purchase and other contractual commitments (excluding any such liabilities related to (1) that certain Lease Agreement dated as of March 28, 2000 by and between Concord Opco, L.L.C. and the Company and that certain Sublease dated as of March 30, 2000 by and between Eastman Kodak Company and the Company, (2) the Company's
     existing commitments with Celestica, Inc., including any unpaid obligations or any unused or unusable inventory or material acquired or to be acquired from Celestica, Inc. (the "Celestica Liabilities"), (3) the Company's
                                ---------------------
     existing commitments with Alcatel Alsthom S.A. ("Alcatel"), including any
                                                      -------
     unused or unusable Alcatel chip sets in Parent's inventory or any other related liabilities to Alcatel (the "Alcatel Liabilities"), (4) executory
                                          -------------------
     obligations under customer contracts and strategic partner contracts and
     (5) assets that are expected to benefit or be used by the Surviving Corporation in the ordinary course of business or to contracts that have been disclosed in the Company Disclosure Schedule); and

          (C) Any severance payments or other arrangements payable by the Company to any of its employees terminated in connection with, or in contemplation of, the Merger to be made pursuant to Section 6.04(g) hereof.

          6. Section 2.07(a)(ii) of the Merger Agreement is hereby amended in its entirety to read as follows:

     amend the Notes Purchase Agreement such that as of the Effective Time the Company Note Holders will be entitled to receive, in complete and full satisfaction of all obligations under the Company Promissory Notes, both
     (A) an aggregate of four million three thousand ($4,003,000) in outstanding principal plus any accrued interest thereon as set forth in the Company Promissory Notes and (B) an additional payment in the aggregate amount of six hundred seventy-five thousand dollars ($675,000) or such lesser amount as mutually agreed upon between Parent and the Company (subject to reduction for any applicable withholding taxes) to be paid in the manner requested in writing by a Note Majority.

          7. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          8. This Amendment when executed by Parent, Merger Sub, the Company, a Note Majority and the Securityholders' Representative as of the date hereof shall have been effected in accordance with Sections 2.07 and 8.03 of the Merger Agreement and accordingly shall be binding upon each such party.

          9. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to applicable principles of conflicts of law.

          10. The Merger Agreement and this Amendment and the documents referred to therein and herein constitute the entire agreement between the parties hereto pertaining to the subject matter thereof and hereof.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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          IN WITNESS WHEREOF, each of Parent, Merger Sub, the Company, a Note
Majority and the Securityholders' Representative has caused this Agreement to be executed and delivered by its respective officer or officers or other duly authorized signatory as of the date first written above.


                                  NETOPIA, INC.

                                  By:  /s/ Alan B. Lefkof
                                       ----------------------------------------
                                       Alan B. Lefkof,
                                       President and Chief Executive Officer

                                  AMAZON MERGER CORPORATION

                                  By:  /s/ Alan B. Lefkof
                                       ----------------------------------------
                                       Alan B. Lefkof,
                                       President



                                  CAYMAN SYSTEMS, INC.

                                  By:  /s/ Peter N. Vicars
                                       ----------------------------------------
                                       Peter N. Vicars,
                                       President and Chief Executive Officer

                                  By:  /s/ Claire Wadlington
                                       ----------------------------------------
                                       Claire Wadlington,
                                       Treasurer


                   SIGNATURE PAGE TO AMENDMENT NO. 1 OF THE
                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
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                                  HOLDERS OF A NOTE MAJORITY:


                                  CHARLES RIVER PARTNERSHIP IX, A LIMITED
                                  PARTNERSHIP

                                  By: Charles River IX GP Limited Partnership, General Partner

                                  By:  /s/ Richard M. Burnes, Jr.
                                       -----------------------------------------
                                  Name:  Richard M. Burnes, Jr.
                                         ---------------------------------------
                                  Title:  General Partner



                                  CHARLES RIVER PARTNERSHIP IX-A, A LIMITED
                                  PARTNERSHIP

                                  By: Charles River IX GP Limited Partnership, General Partner

                                  By:  /s/ Richard M. Burnes, Jr.
                                       -----------------------------------------
                                  Name:  Richard M. Burnes, Jr.
                                       -----------------------------------------
                                  Title:  General Partner



                                  CHARLES RIVER PARTNERSHIP IX-B LLC

                                  By:  Charles River Friends VII, Inc., Manager

                                  By:  /s/ Richard M. Burnes, Jr.
                                       -----------------------------------------
                                  Name:  Richard M. Burnes, Jr.
                                         ---------------------------------------
                                  Title:  President
                                          --------------------------------------



                                  CHARLES RIVER PARTNERSHIP IX-C LLC

                                  By:  Charles River Friends VII, Inc., Manager

                                  By:  /s/ Richard M. Burnes, Jr.
                                       -----------------------------------------
                                  Name:  Richard M. Burnes, Jr.
                                         ---------------------------------------
                                  Title:  President
                                          --------------------------------------

                   SIGNATURE PAGE TO AMENDMENT NO. 1 OF THE
                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
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                                  HOLDERS OF A NOTE MAJORITY:


                                  ANACONDA OPPORTUNITY FUND, L.P.
                                  By:  ANACONDA CAPITAL, L.P.
                                  Title:  General Partner

                                  By:  /s/ Mitchell J. Kelly
                                       -----------------------------------------
                                  Name:  Mitchell J. Kelly
                                  Title:  Managing Partner



                   SIGNATURE PAGE TO AMENDMENT NO. 1 OF THE
                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                  SECURITYHOLDERS' REPRESENTATIVE

                                  /s/ Richard M. Burnes, Jr.
                                  ----------------------------------------------
                                  Richard Burnes, solely as Securityholders'
                                  Representative


                   SIGNATURE PAGE TO AMENDMENT NO. 1 OF THE
                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
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                                   Exhibit A

                              Articles of Merger
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                                   Exhibit B

                        Bylaws of Surviving Corporation